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                                                                   EXHIBIT 10.32

                       CONFIDENTIAL RESIGNATION AGREEMENT
                       ----------------------------------
                          AND GENERAL RELEASE OF CLAIMS
                          -----------------------------

         1. Royal P. Farros ("Employee") is currently employed by iPrint Technologies, inc. (the "Company"). Employee has now decided to resign from his employment with the Company. It is the Company's desire to provide Employee with a severance package that differs from that which he would otherwise be entitled to receive upon his resignation and to resolve any claims that Employee has or may have against the Company. Accordingly, Employee and the Company agree as set forth below under this Confidential Resignation Agreement and General Release of Claims (the "Agreement"). This Agreement is effective as of December 31, 2001 (the "Effective Date"), provided that Employee has not revoked this Agreement (by written notice to the Company's General Counsel) in accordance with the provisions following paragraph 12 below.

         2. Employee hereby resigns from his position as an employee of the Company effective February 1, 2002 (the "Resignation Date"), on which date he shall cease to be an employee of the Company for all purposes. Between the date Employee signs the Agreement and the Resignation Date (the "Transition Period"), Employee will report to the Company's Chief Executive Officer or such other executive as designated by the Company's Chief Executive Officer, and will perform only those duties, if any, designated by such person. During the Transition Period, Employee will continue to receive his salary, less standard payroll deductions and withholdings, at his current rate of $20,833.33 per month, less the 10% salary reduction currently in effect, and continuing so long as the salary reduction is in effect.

In addition to continued employment and the specified salary payments during the Transition Period, the other benefits provided in exchange for this release include the continuation of Employee's current employment benefits during the Transition Period, which include without limitation participation in the Company's 401K Plan, vacation accrual, group health insurance plans and continued vesting in stock options granted in paragraph 2(d) of the Employment Agreement. On the Resignation Date the Company will pay Employee all accrued salary, and all accrued and unused vacation earned through the Resignation Date, subject to standard payroll deductions and withholdings based on Employee's former salary of $250,000 per year (the "Former Salary"). On or prior to January 31, 2001 , the Company will reimburse Employee for all properly documented business expenses.

In the event the Company terminates Employee's employment during the Transition Period for cause, the Company's obligation to pay his salary and all benefits shall cease immediately, and his employment shall end immediately. For purposes of this paragraph and paragraph 4, "cause" is defined in paragraph 5(a) of Employee's Employment Agreement (the "Employment Agreement") effective as of November 1, 2001, and attached hereto as Exhibit A.

         3. During the Transition Period, Employee agrees not to represent or purport to represent the Company in any manner other than in his capacity as Chairman of the Company's board of directors.

         4. Provided that Employee has not been earlier terminated for cause, on the eighth day following the Resignation Date, if Employee signs on the Resignation Date a general release of known and unknown claims in the form attached hereto as Exhibit B, Employee will receive the following consideration, which includes the severance package described in paragraph 5(c) of the Employment Agreement:



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                (a) A lump sum severance payment equal to twelve months' pay at Employee's Former Salary, less applicable withholding (the "Severance Payment"). Employee owes the Company $721,423 pursuant to a Secured Demand Promissory Note he executed in favor of the Company on April 16, 2001 (the "Loan"). The purpose of the Loan was to enable Employee to pay tax on alternative minimum tax ("AMT") income Employee realized in the 2000 tax year in connection with Employee's purchase of 278,000 shares of Company common stock (the "Option Stock") through the exercise of options. The Severance Payment will be paid to Employee as reduction of the Loan Employee owes the Company ("Loan Reduction"). Employee understands and agrees that if he violates Paragraph 6, 7, or 8 of the Employment Agreement, Employee will have to immediately reimburse the Company the cash equivalent of the Severance Payment.

The Company hereby agrees, for the purpose of enabling Employee to pay the Company all amounts he owes on the Loan, to repurchase the Option Stock from Employee for a price equal to the product of (i) 90% of the closing price of one share of the Company's common stock on December 31, 2001 as reported on the Nasdaq National Market, multiplied by (ii) 278,000 (the "Repurchase Price"). Payment for the Option Stock will be made as part of the Loan Reduction by reducing the amount Employee owes the Company on the Loan by the Repurchase Price.

                (b) If Employee elects continuation of coverage under COBRA for himself (and his spouse, if permitted under COBRA), contribution by the Company to the COBRA premium payments for twelve months from the Resignation Date. The Company will pay a portion of the COBRA premium equal to the amount of the premium the Company would have paid if the Employee had remained employed (plus an additional amount for his spouse, if permitted).

                (c) Payment of a bonus calculated on the same percentage of annual base salary as the bonus paid the Chief Executive Officer for 2001, if any (the "Bonus"). If the Bonus is payable in cash, the Bonus payment, less applicable withholding, will be paid to Employee as Loan Reduction. If the Bonus is payable in Company stock (the "Stock"), the cash equivalent value of the Stock (based on the market price of the Stock on the date executive Stock Bonuses are paid), less applicable withholding, will be paid to Employee as Loan Reduction instead of receiving the Stock. If the Bonus is payable in stock options, then $0.20 for each immediately vesting option to purchase a share of stock, less applicable withholding, will be paid to Employee as Loan Reduction instead of receiving the immediately vested portion of the stock option. Employee will not receive any payment in connection with the balance of the stock option granted the Chief Executive Officer that does not vest immediately.

                (d) Payment of the equivalent of 3 monthly payments the Company currently makes on the Chief Executive Officer's car, less applicable withholding, as Loan Reduction.

                (e) Accelerated vesting of all of Employee's existing stock options which have not been exercised ("Unexercised Options") for 12 months following the Resignation Date, meaning through February 1, 2003.

                (f) An exercise period for all of Employee's Unexercised
Options extended from the standard 30 days to 12 months following the Resignation Date, meaning through February 1, 2003. Except as provided in this Agreement, all other terms of Employee's option agreements with the Company will not change and will be controlled by the terms of the Company's stock option plan and related agreements.


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                (g) Any interest Employee owes the Company on the Loan will be offset by any and all outstanding interest owed by the Company to Employee, such that Employee shall no longer owe any interest on the Loan and the Company will no longer owe any interest to Employee; provided, however, that Employee understands and agrees that if he violates Paragraph 6, 7, or 8 of the Employment Agreement, Employee will have to immediately reimburse the Company the cash equivalent of the interest that would have been owed on the Loan up to and including the date of any such violation.

                (h) Employee will retain his Company email address, voicemail, office, equipment, and connectivity as long as he remains the Company's Chairman of the Board, but for no longer than one year following the Resignation Date, except as otherwise agreed in writing by the Company's Chief Executive Officer.

The changes to Employee's stock option rights referenced in paragraphs 4(e) and 4(f), as well as how long Employee waits to exercise these options, could affect the tax treatment of the options. Also, Employee acknowledges that the benefits in paragraphs 4(e) and 4(f) to accelerate vesting and extend the exercise period could result in undesired tax liability or tax treatment of the options. Employee acknowledges that he has obtained competent tax advice and wishes to accept all of the benefits in paragraphs 4(e) and 4(f), along with any associated tax risks and liabilities. Except as provided in this Agreement, all other terms of Employee's option agreements with the Company will not change and will be controlled by the terms of the Company's stock option plan and related agreements.

Employee acknowledges and agrees that he is responsible for any tax obligation or liability imposed on him in connection with the compensation set forth in this paragraph 4.

         5. Provided that Employee has not been earlier terminated for cause or is otherwise in breach of his continuing obligations under the Employment Agreement, within 10 days of Monte Wood's receipt of any paid sabbatical leave from the Company, if Employee signs on the Resignation Date a general release of known and unknown claims in the form attached hereto as Exhibit B, Employee will receive as further consideration a lump sum payment, less applicable withholding, equal to any sabbatical leave pay received from the Company by Mr. Wood.

Other than any salary and benefits that may become due during the Transition Period and the severance package described in these paragraphs 4 and 5, Employee acknowledges and agrees that he has been paid all wages and accrued, unused vacation that Employee earned during his employment with the Company. Employee understands and acknowledges that he shall not be entitled to any payments or benefits from the Company other than the salary and benefits earned during the Transition Period and the severance package described in these paragraphs 4 and 5.

         6. Employee will pay the Company on December 31, 2001 $400,000 in cash to reduce the amount Employee owes the Company on the Loan. The Company will perform a reconciliation of the amount Employee still owes the Company on the Loan with the amounts paid or to be paid pursuant to paragraphs 4(a), 4(c), and 4(d). On the eighth day following the Resignation Date, if Employee signs on the Resignation Date a general release of known and unknown claims in the form attached hereto as Exhibit B, Employee will pay the Company in cash any remaining balance Employee still owes the Company on the Loan. Once the Company has determined that Employee has paid the entire balance of the Loan, the Company will remove any liens previously placed on the property of Employee or his spouse in connection with the Loan (the "Liens"). Employee will



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take all reasonable action to assist the Company in removing the Liens, including, but not limited to, the execution and delivery of any required documentation related thereto.

         7. In exchange for the Company's willingness to provide Employee with extended employment through the Transition Period and other consideration, Employee and his successors release the Company and its shareholders, investors, directors, officers, parents, subsidiaries, employees, agents, attorneys, insurers, legal successors and assigns of and from any and all claims, actions and causes of action, whether now known or unknown, which Employee now has, or at any other time had, or shall or may have against those released parties based upon or arising from or related to his employment with the Company and/or the termination of his employment with the Company, including, but not limited to, any claims of breach of contract, wrongful termination, breach of fiduciary duty, retaliation, fraud, defamation, infliction of emotional distress or national origin, race, age, sex, sexual orientation, disability or other discrimination or harassment under the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, the California Labor Code, the Fair Employment and Housing Act or any other applicable law or statute.

In exchange for the consideration described in paragraphs 4 and 5 to which Employee would not otherwise be entitled, Employee agrees to execute a second release at the conclusion of the Transition Period which release is attached hereto as Exhibit B.

         8. Employee acknowledges that he has read section 1542 of the Civil Code of the State of California, which states in full:

             A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Employee waives any rights that he has or may have under section 1542 to the full extent that he may lawfully waive such rights pertaining to this general release of claims, and affirms that he is releasing all known and unknown claims that he has or may have against the parties listed above.

         9. Employee acknowledges and agrees that he shall continue to be bound by and comply with the terms of the Employment Agreement except as explicitly modified herein, and the Employee Innovations and Proprietary Rights Assignment Agreement between the Company and Employee.

        10. Employee agrees that by the Resignation Date he will return to the Company all Company documents (and all copies thereof) and other Company property which he has had in his possession at any time, including but not limited to Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property (including but not limited to computers), credit cards, entry cards, identification badges and keys, and any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof).

        11. Employee agrees that he shall not directly or indirectly disclose any of the terms of this Agreement to anyone other than his immediate family or counsel, except as such disclosure may be required for accounting or tax reporting purposes or as otherwise may be required by law.



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Employee further agrees that he will not, at any time in the future, make any critical or disparaging statements about the Company, its products or its employees, unless such statements are made truthfully in response to a subpoena or other legal process.

        12. This Agreement, including Exhibits A and B, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, with the exception of any agreements described in paragraph 9. This Agreement may not be modified or amended except by a document signed by an authorized officer of the Company and Employee. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question shall be modified by the court or arbitrator so as to be rendered enforceable. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

EMPLOYEE UNDERSTANDS THAT HE SHOULD CONSULT WITH AN ATTORNEY PRIOR TO SIGNING
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THIS RELEASE AND THAT HE IS GIVING UP ANY LEGAL CLAIMS HE HAS AGAINST THE
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PARTIES RELEASED ABOVE WHICH ARE BASED UPON OR ARISE FROM OR ARE RELATED TO HIS
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EMPLOYMENT WITH THE COMPANY AND/OR THE TERMINATION OF HIS EMPLOYMENT WITH THE
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COMPANY BY SIGNING THIS RELEASE. EMPLOYEE FURTHER UNDERSTANDS THAT HE MAY HAVE
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UP TO 21 DAYS TO CONSIDER THIS RELEASE, AND THAT HE MAY REVOKE IT AT ANY TIME
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DURING THE 7 DAYS AFTER HE SIGNS IT. EMPLOYEE ACKNOWLEDGES THAT HE IS SIGNING
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THIS RELEASE KNOWINGLY, WILLINGLY AND VOLUNTARILY IN EXCHANGE FOR THE
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COMPENSATION AND BENEFITS DESCRIBED IN PARAGRAPHS 2, 4 AND 5.
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Dated:      February 5     , 2002             /s/ Royal P. Farros
        -------------------                   ---------------------------
                                              Royal P. Farros

                                              iPrint Technologies, inc.


Dated:      February 5     , 2002            By: /s/ Monte Wood
        -------------------                      ------------------------





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                                    Exhibit A

                              EMPLOYMENT AGREEMENT




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                                    Exhibit B

                                 GENERAL RELEASE

Employee and his successors release the Company and its shareholders, investors, directors, officers, employees, agents, attorneys, insurers, legal successors and assigns of and from any and all claims, actions and causes of action, whether now known or unknown, which Employee now has, or at any other time had, or shall or may have against those released parties based upon or arising from or related to his employment with the Company and/or the termination of his employment with the Company, including, but not limited to, any claims of breach of contract, wrongful termination, retaliation, fraud, defamation, infliction of emotional distress or national origin, race, age, sex, sexual orientation, disability or other discrimination or harassment under the Civil Rights Act of 1964, the Age Discrimination In Employment Act of 1967, the Americans with Disabilities Act, the Fair Employment and Housing Act or any other applicable law or statute.

         Employee acknowledges that he has read section 1542 of the Civil Code of the State of California, which states in full:


         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Employee waives any rights that he has or may have under section 1542, or any similar provision of the laws of any other applicable jurisdiction, to the full extent that he may lawfully waive such rights pertaining to this general release of claims, and affirms that he is releasing all known and unknown claims that he has or may have against the parties listed above.

         This release does not extend to: 1) any right or claim that Employee may have arising from acts or omissions to act after the date of this Release;
2) any claim by the Employee to vested benefits which would otherwise be available under any Company sponsored employee benefit plan including, without limitation, any 401k plan, any employee stock ownership plan, any incentive or other stock option plan or any insurance plan; 3) any right the Employee would otherwise have to defense or indemnification in the event of a claim against the Employee by a third party arising out of acts or omissions within the course and scope of his employment; or 4) any claims arising out of or related to transactions or agreements between Employee and the parties released other than the employment relationship or the termination of that relationship.

EMPLOYEE UNDERSTANDS THAT HE SHOULD CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS RELEASE AND THAT HE IS GIVING UP ANY LEGAL CLAIMS HE HAS AGAINST THE PARTIES RELEASED ABOVE WHICH ARE BASED UPON OR ARISE FROM OR ARE RELATED TO HIS EMPLOYMENT WITH THE COMPANY AND/OR THE TERMINATION OF HIS EMPLOYMENT WITH THE COMPANY BY SIGNING THIS RELEASE. EMPLOYEE FURTHER UNDERSTANDS THAT HE MAY HAVE UP TO 21 DAYS TO CONSIDER THIS RELEASE, AND THAT HE MAY REVOKE IT AT ANY TIME DURING THE 7 DAYS AFTER HE SIGNS IT. EMPLOYEE ACKNOWLEDGES THAT HE IS SIGNING THIS RELEASE KNOWINGLY,


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WILLINGLY AND VOLUNTARILY IN EXCHANGE FOR THE COMPENSATION AND BENEFITS
DESCRIBED IN PARAGRAPHS 2, 4 AND 5.




Dated:      February 5     , 2002            /s/ Royal P. Farros
        -------------------                  -----------------------
                                             Royal P. Farros


                                             iPrint Technologies, inc.


Dated:      February 5     , 2002            By: /s/ Monte Wood
        -------------------                     ---------------------




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